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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                              --------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


Date of report:                                                December 9, 1999

                             NEENAH FOUNDRY COMPANY
            (Exact name of registrant as it appears in its charter)


             Wisconsin                                     39-1580331
  (State or other jurisdiction of                   (IRS Employer ID Number)
   Incorporation or organization)


                                   333-28751
                            (Commission File Number)


2121 Brooks Avenue, P.O. Box 729, Neenah, Wisconsin               54957
(Address of principal executive offices)                        (Zip Code)


                                 (920) 725-7000
              (Registrant's telephone number, including area code)

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Item 5.     Other Events.


     On November 30, 1999, Neenah Foundry Company (the"Company") completed its acquisition (the "Acquisition") of Gregg Industries, Inc. ("Gregg"), a California corporation and its affiliate, Environmental Sand Reclamation and Coating, Inc. ("ESRC"), a California corporation. Pursuant to the Acquisition, the Company purchased 100% of the capital stock of Gregg from the stockholders of Gregg and all the assets of ESRC for an aggregate consideration of $22.5 million in cash, subject to a post-closing adjustment. The Acquisition was financed out of a portion of the the Company's senior credit facility with The Chase Manhattan Bank.


     Gregg's principal business is the manufacturing of cast iron products and machined cast iron products. Gregg operates out of one principal facility in El Monte, California. ESRC provides Gregg with automated sand reclamation and coating services. ESRC operates out of Gregg's facility. Gregg will be operated as a wholly owned subsidiary of the Company under the direction of the Company's management. The assets of ESRC have been contributed directly to Gregg.



                                   SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      NEENAH FOUNDRY COMPANY


December 9, 1999                      By:    /s/ Gary W. LaChey
                                         ...............................
                                          Name:    Gary W. LaChey
                                          Title:   Vice President-Finance,
                                                   Secretary and Treasurer